UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2006 (June 26, 2006)

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23593	94-3221585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 961-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 26, 2006, VeriSign, Inc. received a grand jury subpoena from the U.S. Attorney for the Northern District of California requesting documents relating to VeriSign’s stock option grants and practices. VeriSign intends to cooperate fully with the U.S. Attorney’s Office in connection with this subpoena.

VeriSign has also received an informal inquiry from the Securities and Exchange Commission requesting documents related to VeriSign’s stock option grants and practices. VeriSign is voluntarily responding to this request and intends to cooperate fully with the Securities and Exchange Commission.

Prior to receiving either of these requests, VeriSign’s Board of Directors had commenced an internal review and analysis of VeriSign’s historical stock option grants. This internal review is continuing. The Board of Directors is being assisted in its review by independent legal counsel.

The full text of VeriSign’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated June 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date: June 27, 2006	By:	/s/James M. Ulam
James M. Ulam Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
99.1	Press Release dated June 27, 2006